Exhibit 10.3

                      AIRCRAFT PREPAID LEASE/USE AGREEMENT


     THIS AIRCRAFT LEASE/USE AGREEMENT (this "Lease") is made and entered on the 29th day of January, 2004 by and between Tidelands Oil and Gas Corporation it's successors and or assigns having an address of 1862 W. Bitters - Bldg No. 1 - San Antonio, Texas 78248 (hereinafter referred to as "Lessee"), and Royis Ward an individual having principal offices at 2242 So. Hwy. #83, Crystal City, Texas 78839 (hereinafter referred to as "Lessor"), with respect to the following facts:

     A.   Lessor is the owner of the following described aircraft and engine(s): MAKE & MODEL: BEECHCRAFT
                                        ----------

               KING AIR AIRCRAFT SERIAL NO.: LJ 369
               --------                      ------

               ENGINE TYPE AND SIZE: PRATT/WHITNEY
                                     -------------

               PT6A-20 REGISTRATION NO.: N20LA
               -------                   -----

together with the manufacturer's specified equipment and the equipment described in Exhibit "A" attached hereto and made a part by reference (hereinafter referred to collectively as the "Aircraft").

     B. Lessor wishes to lease make use to Lessee, and Lessee wishes to lease and make use from Lessor on an exclusive basis, the Aircraft subject to the terms and conditions, and for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

     1. Agreement to Lease and Term.

         (a) Lessor hereby agrees to lease and make use of the Aircraft to Lessee and Lessee hereby agrees to lease and make use of the Aircraft from Lessor on an exclusive basis, for the Term (as hereinafter defined) and on the other terms and conditions set forth in this Lease. Lessee acknowledges that it has inspected the Aircraft and is fully satisfied with and accepts the Aircraft in its current condition.

         (b) The terms of this Lease/use agreement shall be for a period commencing on January 29, 2004, and ending on a date to be determined (the

"Term") based upon the time the Lessee has flown an accumulated total time of 600 hours.

     2. Prepaid Rent

         1. Lessee has paid in advance the sum of $300,000.00 to Lessee and Lessee has agreed that this sum represent to Lessor a base hourly rent of US $500.00 per hour in ADVANCE for the exclusive lease/use of the aircraft.

         2. Delivery. The Aircraft will be delivered to Lessee at location in the State of Texas of their choice upon at least 12 hours notice to Lessor. The Aircraft will be delivered duly certified as airworthy, will include an unexpired airworthiness certificate and shall have all systems, equipment, radios and appliances in working order.

         3. Return. Lessee shall return the Aircraft to Lessor at the same point of pickup in Texas on the date set for termination of Lessee usage of aircraft.. Lessee agrees that it will return the Aircraft to Lessor in the same and as good a condition as when accepted by Lessee, normal wear excepted. In the event Lessee does not return the Aircraft in such condition, Lessor will provide written notice to Lessee of reasonable repairs necessary to restore the Aircraft to such condition in accordance with Article III hereof.

                                   ARTICLE II

     1. Representations and Warranties Of Lessee. The Lessee represents and warrants to Lessor that:

         (a) the  Lessee is a  corporation,  or other form of entity and is duly
organized,   validly   existing  and  in  good  standing   under  its  place  of
incorporation;

         (b) Lessee has all requisite power and authority to own its property, operate its business, enter into this Lease and consummate the transactions herein contemplated, and by proper corporate or other action, has duly authorized the execution and delivery of this Lease/Use agreement and the consummation of the transactions herein contemplated; and

         (c) this Lease is a valid obligation of Lessee and is binding upon Lessee in accordance with its terms; the execution by Lessee of this Lease and the consummation by Lessee of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, Lease, instrument or obligation to which Lessee is a party; and does not and will not to the knowledge of Lessor, constitute a violation of any order, rule or regulation applicable to Lessee of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Lessee.

     2. Representations and Warranties of Lessor.

Lessor represents, covenants and warrants as follows:

         (a) At the time of delivery to Lessee, the Aircraft shall be in airworthy condition with all systems, equipment, radios and appliances in working order. Lessor represents and warrants to Lessee that (i) the Aircraft has a current, valid Certificate of Airworthiness issued by the United States Federal Aviation Administration ("FAA"), (ii) all Airworthiness Directives and all Service Bulletins designated as mandatory by the manufacturer, as are applicable to the Aircraft, have been complied with, (iii) any existing services agreements and navigational aids subscriptions related to the Aircraft, are in full force and effect and will be paid through the end of the Term, (iv) the Aircraft is duly registered in the name of Lessor at the FAA Civil Aviation Registry, and Lessor shall not deregister the Aircraft, and (v) based on Lessor's current actual knowledge, and without having conducted an independent investigation of the truth or accuracy of the statement entered by others contained therein, the maintenance records for the Aircraft as are required by the FAA retained for the Aircraft accurately reflect the maintenance history of the Aircraft.

         (b) Prior to delivery Lessor shall provide the following: -Signed copy of this Lease

     -The Current Certificate of Airworthiness

     -Original U.S Registration

     -List of Navigation and Emergency Equipment accompanying the Aircraft

         (c) Lessor is the owner of the full legal and beneficial title to the Aircraft and has full right to lease the Aircraft to Lessee pursuant to the terms hereof.

         Lessor is an individual is duly authorized to enter into this Lease/Use Agreement.

         Lessor has all requisite power and authority to own its property, operate its business, enter into this Lease/Use agreement and consummate the transactions herein contemplated, and by proper corporate or other action, has duly authorized the execution and delivery of this Lease/Use agreement and the consummation of the transactions herein contemplated.

         (d) This Lease is a valid obligation of Lessor and is binding upon Lessor in accordance with its terms; the execution by Lessor of this Lease and the consummation by Lessor of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under any indenture, lease, instrument or obligation to which Lessor is a party; and does not and will not to the knowledge of Lessor, constitute a violation of any order, rule or regulation applicable to Lessor of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Lessor.

         (e) Lessor warrants that during the term of this Lease, if no default has occurred, Lessee's quiet enjoyment of the Aircraft shall not be interrupted by Lessor or anyone claiming through or under Lessor, including, without limitation, any assignee of any of them.

                                   ARTICLE III

     1. Title and Use.

         (a) Title to the Aircraft shall remain with Lessor, and the Aircraft shall remain under US Registry.

         (b) Lessee shall have complete use of the Aircraft, restricted, however, to the ordinary purposes of Lessee's business and pleasure. Lessee will not use, operate, maintain or store the aircraft in violation of this Lease, or any applicable law or regulation federal or state, or any reasonable written instructions furnished therefore by Lessor. Furthermore, Lessee shall not operate the Aircraft in any manner, which would contravene the uses and purposes stipulated in the insurance policies discussed herein in Article VIII. Lessee will operate, maintain and use the Aircraft in accordance with all applicable limitations specified in all manufacturer and flight maintenance manuals for the Aircraft and in accordance with all FAA pronouncements for the Aircraft. Lessee shall take all steps necessary to prevent any seizure, confiscation or detention of the Aircraft by any government authority. Except for the Aircraft Management and Operating Agreement between BAM Denton Management Ventures, L.L.C. and Lessee of even date herewith; nothing herein shall authorize Lessee or any other person to operate the Aircraft on behalf of Lessor or to incur any liability or obligation on behalf of Lessor.

                                   ARTICLE IV

     1. Operation. During the term of this Lease, Lessor will be the operator of this Aircraft and Lessee is responsible only for the following operating costs:

         (a) Fuel, oil and associated taxes;

     2. Maintenance. Lessor covenants and agrees to maintain the Aircraft, at Lessor's cost and expense, in an airworthy condition with all systems, equipment, radios, and appliances in working order, and in compliance with the manufacturer's recommended maintenance program. In the event repair or maintenance is required during the time when Lessee is in possession of the Aircraft in order to keep the Aircraft in the condition described in the preceding sentence, Lessor is entitled to commission the execution of such work at Lessor's expense, so long as all such work is performed (a) by persons licensed to perform such work by the FAA, and (b) in accordance with FAA and manufacturers' standards. Lessee is not entitled to any reimbursement resulting from Lessee's improper use of the Aircraft, from improper maintenance of the Aircraft, or from any breach of this Lease by Lessee. Repairs, replacements, and rebuilding, needed due to damage to the Aircraft occurring during the Term, are the responsibility of Lessor and are governed by Article VIII hereof. Lessor is not liable to Lessee for any delays or loss of use of the Aircraft as a result of downtime for repair or maintenance; Lessor is not liable to Lessee, any sublessee, or any other person associated with Lessee for any special, incidental, or consequential damages, including without limitation for lost profits, resulting from unavailability of the Aircraft for use during the Term.

                                    ARTICLE V

     1. Insurance.

         a. Lessor shall secure and maintain in effect throughout the Term insurance policies with U.S. Aircraft Insurance Group, Global/AAU, AIG Aviation Insurance, or another insurance carrier acceptable to Lessee, insuring the interests of Lessor as follows:

            (i) Full hull coverage, including all risks, both in flight and not in flight, and including coverage for war risk, terrorism, and allied perils, in the amount of at least SIX HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (US $600,000.00) and naming Lessor as the sole loss payee. In the event that any damage to the Aircraft occurs during the Term, Lessor agrees to pay the deductible amount as provided for in such policy;

            (ii) Liability insurance in the amount of at least ONE MILLION U.S. DOLLARS (US $1,000,000.00) in coverage for single limit bodily injury and property damage, including coverage for passengers and including contractual liability coverage for the liability and indemnity obligations assumed hereunder, and including coverage for war risk, terrorism, and allied perils, and naming Lessor as an additional insured; and

            (iii) Coverage for worldwide limits of geographic operations.

         b. All policies providing insurance required by this Lease must:

            (i) Provide thirty (30) days' (five (5) days for war risk) advance written notice to Lessee, (x) prior to cancellation of any insurance coverage,
(y) prior to any material change restricting or reducing existing coverage,  and
(z) prior to any mortgage, pledge, hypothecation, sale, assignment or transfer of Lessee's interests in such insurance coverage;

            (ii) Provide that if the insurer cancels such insurance for any reason whatsoever, then such insurer must promptly notify Lessee of such cancellation, and further providing that such cancellation is not effective as to Lessee for thirty (30) days after Lessor's receipt of such notice;

            (iii) Provide that the insurers must promptly notify Lessor in the event that any premium or installment of premiums is not paid when due;

            (iv) Provide that in the case of damage or destruction of the Aircraft, the insurers may not effect settlement of any claim thereunder without first obtaining Lessor's prior written consent;

            (v) Provide that Lessor is named on a Breach of Warranty Endorsement for physical damage coverage and that payment of any claim must be made to Lessor; and that such Breach of Warranty Endorsement must provide, among other things, that no act or omission of Lessee or any other person affects the obligation of the insurer to pay the full amount of any aircraft physical damage loss the interests of Lessor; and

            (vi) Provide for a Breach of Warranty Endorsement for liability; and such Breach of Warranty Endorsement must provide, among other things, that no act or omission Lessee or any other person invalidates any liability coverage of Lessor.

     2. Loss. In the event of loss or damage to the Aircraft, Lessee shall immediately report such loss or damage to Lessor, to the insurance companies underwriting such risk and to any and all applicable governmental agencies, both federal and state, and shall furnish such information and execute such documents as may be required and necessary to collect the proceeds from the insurance policies. In this event, the rights, liabilities, and obligations of the parties hereto are as follows:

            (i) In the event that the Aircraft is lost, or disappears for any reason including but not limited to theft, or confiscation or seizure or detention by any government, or embezzlement, secretion or conversion by any other person, or is damaged beyond repair, the proceeds of the insurance policy or policies must be paid to Lessor. In such event this Lease does not terminate, and Lessee's obligation to pay further rent hereunder does not end, until the insurance proceeds or other compensation amounts are paid to Lessor. Lessor has no obligation to replace the Aircraft after any such loss or disappearance.

            (ii) In the event that the Aircraft is partially damaged, Lessor shall, at his sole cost and expense, fully repair the Aircraft in order that the Aircraft is placed in as good as or the same condition as it was prior to the damage and as required under applicable regulations, including FAR ss.43.13. Lessor has the right to approve all repairs, which approval shall not be unreasonably withheld or delayed. In the event there are valid and collectible insurance proceeds available to pay for the partial damage to the Aircraft those proceeds must be used to pay for such repairs.

            (iii) Lessor is solely entitled to benefits of any payment of monies by third parties or their insurance carrier for partial damage to or destruction of the Aircraft. Any sums of money from third persons or their insurers for partial damage to the Aircraft is to be payable to Lessor to be used to effect the repair of the Aircraft. In the event the Aircraft is totally destroyed by third parties, Lessor is entitled to any sums of money received from said third parties or their insurers for the destruction of the Aircraft. Nothing herein is to be construed to effect or in any way jeopardize any right of subrogation of the Aircraft insurer to the extent of any payment made by the Aircraft insurer under the Aircraft insurance required herein against said third parties or their insurers.

            (iv) In the event the Aircraft is lost, or disappears for any reason including but not limited to theft, confiscation, seizure or detention by any government, or embezzlement, secretion, or conversion by any other person, or if the Aircraft is totally destroyed or irreparably damaged or permanently rendered unfit for use from any cause whatsoever, and further in the event there exists no valid and collectible insurance under any insurance policy, Lessee shall pay to Lessor, within forty-five (45) days from the date of the loss or damage, the sum of money equivalent to the hull coverage requirement in Section 1(a)(i) above, whereupon this Lease terminates and Lessor has no obligation to replace the Aircraft. The insolvency, bankruptcy, or failure of any insurance company issuing the insurance required hereunder, the failure of any insurance company to pay claims accruing, or any exclusion to or insufficiency of coverage, does not affect, negate, or waive any of the provisions of this Lease. Provided that Lessee fully and promptly pays, or causes to be paid, to Lessor all sums of money due to Lessor hereunder, Lessee is not liable to Lessor for any delays or loss of use of the Aircraft. Lessee is not liable to Lessor or any other person associated with Lessor for any special, incidental, or consequential damages, including without limitation for lost profits.

     3. Certificate and Policy. Lessor shall provide Lessee with copies of all certificates of insurance respecting the Aircraft subject to this Lease as soon as the same can be obtained, but in no case later than the commencement date of this Lease. Lessor shall further provide Lessee a certified copy of the policy of insurance on the Aircraft as soon as it is available from the insurance carrier. If Lessor provides a certificate that does not evidence the coverage's required herein, or that is faulty in any respect, such does not constitute a waiver of Lessor's obligations to obtain the proper insurance.

     4. Waiver of Subrogation. Lessee waives any and all rights of recovery against Lessor, his employees, agents and representatives, for any loss of or damage in connection with the possession, use or operation of the Aircraft, to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee must give notice to the appropriate insurance carrier that the foregoing waiver of subrogation is contained in this Lease must obtain an endorsement to its policies containing such waiver of subrogation, and must provide to Lessor a Certificate of Insurance evidencing the waiver of subrogation is contained in this lease must obtain an endorsement to its policies containing such waiver of subrogation and must provide to Lessor a Certificate of Insurance evidencing the waiver of subrogation.

                                   ARTICLE VI

     1. Default by Lessee. The following events shall constitute events of default by Lessee hereunder:

         (a) Any representation or warranty made by Lessee hereunder or in any document or certificate furnished to Lessor by Lessee in connection herewith shall prove to have been false in any material respect when made or furnished; or

         (b) Lessee ceases doing business as a going concern, a petition is filed by or against Lessee under the bankruptcy act or any amendment thereof, a receiver is appointed for Lessee or its property, Lessee commits any act of bankruptcy, makes an assignment for the benefit of its creditors, or offers a composition or extension of any of its indebtedness, or becomes insolvent.

         (c) Lessee fails to perform any of its agreements contained herein or in any other document executed in connection herewith, including, but not limited to, failure to timely pay rent or failure to provide insurance on the Aircraft and to deliver satisfactory evidence of such insurance naming Lessor as an additional insured and loss-payee as required herein.

     2. Default by Lessor. The following events shall constitute events of default by Lessor hereunder:

         (a) Any representation or warranty made by Lessor hereunder or in any document or certificate furnished to Lessee in connection herewith shall prove to have been false in any material respect when made or furnished; or

         (b) Lessor ceases doing business as a going concern, a petition is filed by or against Lessor under the bankruptcy act or any amendment thereof, a receiver is appointed for Lessor or its property, Lessor commits any act of bankruptcy, makes an assignment for the benefit of its creditors, or offers a composition or extension of any of its indebtedness, or becomes insolvent.

         (c) Lessor fails to perform any of its agreements contained herein or in any other document executed in connection herewith, including, but not limited to, failure to timely provide and pay for all maintenance on the Aircraft, upon five (5) days written notice from Lessor to Lessee.

                                   ARTICLE VII

     1. Remedies of Lessor. Subject to the cure periods set forth in Article IX,
Section 1, above, upon the occurrence of any incurred event of default by Lessee and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessee shall not have remedied all outstanding defaults, have and exercise all remedies provided at law and in equity, including, without limitation, the following:

         (a) Declare the entire amount of rent hereunder immediately due and payable without notice or demand to Lessee;

         (b) Recover from Lessee an amount equal to the unpaid balance due and to become due during the term of this Lease;

         (c) Cause Lessee, at Lessee's expense, to return the Aircraft to Lessor at Denton Air Center, Denton, Texas, and if Lessee fails to do so Lessor, through its employees, agents or attorneys, may enter upon the premises where the Aircraft is located and take immediate possession of the same without demand or legal process and free of all rights of Lessee, in which case the Lessee authorizes Lessor or its agents to enter upon any premises where the Aircraft may be found for the purpose of repossessing the same, and Lessee specifically waives any right of action it might otherwise have arising out of such entry and repossession whereupon all rights of the Lessee in the Aircraft shall terminate immediately. No such retaking of possession shall constitute a termination of this Lease unless Lessor so notifies Lessee in writing; and/or

         (d) Terminate this Lease and retain all prior payments of rent and retake possession of the Aircraft as hereinbefore provided.

     2. Remedies of Lessee. Subject to the cure periods set forth in Article IX,
Section 2, above, upon the occurrence of any incurred event of default by Lessor and at any time thereafter so long as the same shall be continuing, Lessee may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessor shall not have remedied all outstanding defaults, terminate this Lease by returning the Aircraft to Lessor as required herein, and have and exercise all remedies provided at law and in equity.

     3. Nonexclusive. Exercise by either party of the rights specified above shall not prejudice that party's right to pursue any other remedy available at law or in equity. The failure of either party to strictly enforce any provision of this Lease shall not be construed as a waiver thereof and shall not later preclude such party from demanding performance in accordance with the terms hereof.

                                  ARTICLE VIII

     4. Indemnification of Lessor. Lessee agrees to indemnify and hold harmless Lessor and its successors and permitted assigns from and against any and all loss, damage, injury or death claims, demands and liability of every nature, including reasonable attorney's fees, arising from or in connection with the possession, use or operation of the Aircraft by Lessee.

                                   ARTICLE.IX

     5. Pilots. Lessee agrees that the Aircraft will at all times during the term of this Lease be operated by duly qualified pilots employed and paid or contracted for by Lessor. Lessor warrants that each of the pilots who will pilot such Aircraft shall be duly qualified pilots, whose licenses are in good standing and who meet the requirements established and specified by the insurance policies required to be maintained pursuant to the terms of this Lease.

                                    ARTICLE X

     6. Lessee's Right to Assign. Each party agrees not to assign this Lease or any interest therein without the prior written consent of the other, and Lessee shall not part with the possession of the same either by voluntary act, operation of law or otherwise. Lessee may sublease the Aircraft to affiliates of Lessee so long as Lessee first obtains Lessor's written consent, which consent shall not be unreasonably withheld. Any such sublease does not excuse Lessee or its sublessee from complying with all the provisions hereof, and prior to use of the Aircraft by sublessee Lessee must provide Lessor with a written acknowledgment from the insurers providing the coverage's required under Section VIII that such sublease does not affect, limit, or alter the required hull and liability insurance coverage's.

                                   ARTICLE XI

     7. Notices. All notices provided for herein shall be deemed to be given upon delivery of the same in writing, to the recipient thereof after depositing in the U.S. mail, postage prepaid, certified mail, return receipt requested and addressed to the party to be served at the address set forth on the first page hereof, or to such other address as may be designated by such party in a written notice to the other party pursuant to the terms of this Section.

                                   ARTICLE XII

     8. Taxes. During the terms of this Lease, Lessee shall be responsible for its prorated portion of taxes (except those measured by the net income of Lessor), fines, fees or penalties arising out of this Lease or the Lessee's operation of the aircraft (i.e., in the case of sales and use taxes, Lessee will be responsible for taxes and assessments levied against, and constituting a lien against the Aircraft which arise during the term of the Lease).

                                  ARTICLE XIII

     9. Arbitration. Any claim arising out of or relating to this Lease, or the breach thereof, shall be settled by binding arbitration in the City of Denton, State of Texas, U.S.A. in accordance with the commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

There will be one arbitrator, which shall be appointed by the American Arbitration Association. The arbitrator will be an individual skilled in the legal and business aspects of the subject matter of this Agreement and of the dispute. The arbitrator will have no power to change any of the provisions of this Agreement and his jurisdiction is limited accordingly. The arbitrator is not empowered to award treble, consequential, incidental, special, or punitive damages. Costs of the arbitration will be assessed by the arbitrator against any or all of the parties, and will be paid promptly by the party or parties so assessed. Provided, however, Lessor is not required to seek arbitration as a condition precedent to taking or retaking possession of the Aircraft, with or without a court order, or to seeking any injunctive relief against Lessee as Lessor may deem necessary in order to enforce its rights and remedies under this Lease.

                                   ARTICLE XIV

     10. Miscellaneous.


         (a) Modification. Only a written instrument executed by both parties hereto may modify this Lease.

         (b) Binding Effect. This Lease shall be binding upon the parties hereto, their successors, permitted assigns and legal representatives.

         (c) Entire Agreement. The terms and conditions of this Lease constitute the entire agreement and supersede all previous negotiations, representations and agreements between the parties, whether written or oral.

         (d) Applicable Law; Venue. This Lease shall be construed and performance shall be governed under the laws of the State of Texas. Any lawsuit or other court proceeding between or among Lessor and Lessee relating to or arising out of this Lease or the subject matter hereof shall be brought in the federal or state courts located in Denton, Texas. The foregoing does not prohibit Lessor from pursuing legal recourses in any other court where jurisdiction may be proper in order to take or retake possession of the Aircraft.

         (e) Counterparts. This Lease may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         (f) Survival of Representations and Warranties. All representations and warranties contained herein and made by either party to the other shall survive the execution of this Lease.

         (g) Assignment. This Lease shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns.




"Lessor"                                "Lessee"

ROYIS WARD                              TIDELANDS OIL AND GAS CORP



By: /s/ Royis Ward                      By: /s/ Michael Ward
   ---------------------------             ---------------------------

                                        Title: PRESIDENT
                                              -------------------------

                                        Witness: /s/
                                                -----------------------



     1. Truth in Leasing. (SEE FEDERAL AVIATION REGULATION FAR 91.23.) LESSOR CERTIFIES THAT THE VENDOR OF THIS AIRCRAFT A BEECHCRAFT KING AIR B90, MANUFACTURER'S SERIAL NO. LJ-369 CURRENTLY REGISTERED WITH THE FEDERAL AVIATION ADMINISTRATION AS N20LA HAS REPRESENTED TO LESSOR THAT THE AIRCRAFT HAS BEEN MAINTAINED AND EFFECTED UNDER FAR 91 FROM THE DATE OF MANUFACTURE, TO THE DATE HEREOF (INCLUDING DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.



Witness: /s/
        ---------------------------

                                   Exhibit "A"
                                Ser. No.: LJ-369

DUAL FLIGHT DIRECTOR 108'S
DUAL HIS/RMI
DUAL TRANSPONDERS
PRIMUS COLOR RADAR WX l0A
APOLLO 618 LORAN
M4-C AUTO PILOT
AIR CONDITIONING (FREON)
CLUB SEATING